Exhibit 10.4
THIRD AMENDMENT TO THE
CRESTWOOD EQUITY PARTNERS LP
2018 LONG TERM INCENTIVE PLAN
WHEREAS, Crestwood Equity GP, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) has previously adopted the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “Plan”);
WHEREAS, the Plan was previously amended pursuant to the First Amendment to the Plan which amendment was effective immediately prior to the closing of the acquisition by the Partnership of all of the outstanding limited liability company interests in the General Partner (the “First Amendment Effective Date”); and
WHEREAS, the General Partner now desires to amend the Plan to increase the number of units available for issuance pursuant to the Plan by 2.5 million Units, effective as of April 1, 2023 (the “Third Amendment Effective Date”) subject to the approval of the Partnership’s unitholders.
NOW, THEREFORE, the Plan shall be amended pursuant to this Third Amendment as follows effective April 1, 2023, subject to approval of the Partnership’s unitholders at the 2023 Annual Meeting:
1.The first sentence of Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:
“Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered on and after the First Amendment Effective Date with respect to Awards under the Plan is 6.5 million and includes 4 million Units available as of the First Amendment Effective Date and an additional 2.5 million Units available as of the Third Amendment Effective Date.”

2.As amended hereby, the Plan is specifically ratified and reaffirmed.
IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be on the Third Amendment Effective Date, effective for all purposes as provided above.

CRESTWOOD EQUITY GP LLC

By:    /s/ Robert G. Phillips
Name:    Robert G. Phillips
Title:    Founder, Chairman and Chief Executive Officer